Exhibit 99.9

2024-25

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

2024-25

Offices of the

Legislative Assembly

Estimates

General Revenue Fund

Presented by the Honourable Nate Horner

President of Treasury Board and Minister of Finance

in the Legislative Assembly of Alberta

February 29, 2024

ISBN 978-1-4601-5937-8

ISSN 1920-8804

TABLE OF CONTENTS

INTRODUCTION AND SUMMARY TABLES

Preface	i
Schedule of Amounts to be Voted	1
Voted Spending by Office	2
Amounts Not Required to be Voted by Office	2
Full Time Equivalent Employment	3

DETAILS OF THE OFFICES OF THE LEGISLATIVE ASSEMBLY ESTIMATES

Support to the Legislative Assembly	4
Office of the Auditor General	8
Office of the Ombudsman	12
Office of the Chief Electoral Officer	16
Office of the Ethics Commissioner	20
Office of the Information and Privacy Commissioner	24
Office of the Child and Youth Advocate	28
Office of the Public Interest Commissioner	32

PREFACE

The 2024-25 Offices of the Legislative Assembly Estimates reports the requirements for public monies from the General Revenue Fund to fund the operations of the Legislative Assembly and its Offices for the fiscal year commencing April 1, 2024. Together with the 2024-25 Government Estimates, this document identifies the total requirements for public monies from the General Revenue Fund for the year.

This Preface provides a summary of the various kinds of information presented, an overview of the appropriations process, and definitions of supply votes and selected terms.

The Schedule of Amounts to be Voted illustrates how the supply votes will be presented in the schedule to the Appropriation Act, 2024 to be tabled in the Legislative Assembly.

Summary information is provided in the following tables:

•	Voted Spending by Office,

•	Amounts Not Required to be Voted by Office, and

•	Full-Time Equivalent Employment.

As required by section 24 of the Financial Administration Act, these estimates present detailed information for each office on amounts to be drawn from the General Revenue Fund in 2024-25. The details include the following information, as applicable:

•	Amount to be Voted,

•	Supplementary Information (including a statement of objective and services provided),

•	Voted Spending by Program,

•	Amounts Not Required to be Voted, and

•	Statement of Operations Change in Capital Assets, and Change in Inventory Assets, where applicable.

Appropriations from the General Revenue Fund

In Alberta, the supply process is governed by the conventions and legal requirements of the Canadian Constitution, Alberta’s Financial Administration Act, and the Standing Orders of the Legislative Assembly of Alberta.

When the 2024-25 Offices of the Legislative Assembly Estimates is tabled in the Legislative Assembly, it will be moved to Committee of Supply. The ‘Standing Orders’ direct that Committee of Supply will vote on the report without debate or amendment. The supply votes as approved by the resolutions of Committee of Supply will be drafted into the Bill for the Appropriation Act, 2024 introduced to the Legislative Assembly. Once this bill is enacted by royal assent, the Legislative Assembly and its Offices will have the authority to draw cash from the General Revenue Fund up to the limits of the supply votes set out in the Act.

The 2024-25 Offices of the Legislative Assembly Estimates details the estimated amounts required by each office for the coming year. Each office’s estimate amounts are divided into:

•	those that require authority to draw cash from the General Revenue Fund under a supply vote pursuant to an appropriation act, and

•	those that do not require a supply vote because no cash disbursement is required.

Most non-cash amounts are for expenses related to cash disbursed under a supply vote in a prior fiscal year. For example, amortization expense is related to the cash disbursements authorized under a capital supply vote when the capital asset was acquired. Other non-cash amounts are for transactions that will not require cash, such as the year-over-year changes in vacation benefit liabilities.

Budget Presentation

These 2024-25 Offices of the Legislative Assembly Estimates reflect the Province’s budget presentation methodology as of

February 29, 2024. As in past budgets, the comparable amounts presented in these estimates may not match those originally presented in the 2023-24 Offices of the Legislative Assembly Estimates tabled on February 28, 2023. Differences in the 2023-24 amounts between these two documents are the result of adjustments applied to maintain the comparability of past amounts with the 2024-25 estimate amounts. Unlike past budgets, the comparable amounts presented in these estimates do not include a column of the most recently published actual results.

i	Preface

The 2024-25 amounts presented in this document have been prepared based on estimates of amounts to be paid out of the General Revenue Fund as transmitted by the Chairs of the Standing Committee on Member Services and the Standing Committee on Legislative Offices.

Definitions of Supply Votes and Other Terms

An Estimate is the amount requested by an office of the Legislative Assembly to meet each of its planned commitments for the fiscal year commencing April 1, 2024. The Financial Administration Act requires the 2024-25 Offices of the Legislative Assembly Estimates to report estimates of any amount that will require a cash withdrawal from the General Revenue Fund.

An Appropriation is an authorization to withdraw and expend public money from the General Revenue Fund or another provincial fund. Following parliamentary tradition, the Financial Administration Act requires that all such authorities be provided in legislation passed by the Legislative Assembly. Appropriations may be created by an appropriation act or other statute. Appropriation acts are drafted to contain the specific set of supply votes that have been resolved by the Committee of Supply.

A Supply Vote is a discrete allocation from the 2024-25 estimates that defines the amount of cash funding that may be drawn from the General Revenue Fund for a specified purpose. Unlike government departments, the cash funding requirements for any and all expense, capital investment and financial transactions are combined in a single vote for each office.

Expense amounts are cash disbursements for the purposes of salaries, supplies and services, operating grants, capital grants, as well as interest expense and other debt servicing costs for borrowing related to both capital and general government purposes.

Capital Investment consists of cash disbursements for the purposes of investments in tangible capital assets valued at $5,000 or more.

Financial Transactions consist of cash disbursements for the purposes of payments for the reduction of a liability (including debt repayment), expenses to be recognized in a future year, the acquisition of financial assets (including in particular the making of loans or advances), or the purchase of non-financial assets other than tangible capital assets. The only use of the financial transaction supply vote in this document is for the acquisition of inventories, and the headers used in the supply vote presentations reflect the more specific application.

Preface	ii

SCHEDULE OF AMOUNTS TO BE VOTED

SUPPLY VOTES AS PRESENTED IN THE APPROPRIATION BILL

VOTE	Estimate
Support to the Legislative Assembly	$84,854,000
Office of the Auditor General	$29,620,000
Office of the Ombudsman	$4,574,000
Office of the Chief Electoral Officer	$11,150,000
Office of the Ethics Commissioner	$1,021,000
Office of the Information and Privacy Commissioner	$8,714,000
Office of the Child and Youth Advocate	$16,545,000
Office of the Public Interest Commissioner	$1,440,000

Total amount to be voted under section 1 of the Appropriation Act, 2024	$157,918,000

1	Offices of the Legislative Assembly

VOTED SPENDING BY OFFICE
(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
Support to the Legislative Assembly		75,603	68,508	84,063
Office of the Auditor General		29,540	29,245	29,590
Office of the Ombudsman		4,480	4,279	4,574
Office of the Chief Electoral Officer		41,742	39,089	10,465
Office of the Ethics Commissioner		1,000	996	1,021
Office of the Information and Privacy Commissioner		8,484	8,249	8,714
Office of the Child and Youth Advocate		15,905	15,590	16,445
Office of the Public Interest Commissioner		1,410	1,387	1,440

	Sub-Total	178,164	167,343	156,312
CAPITAL INVESTMENT
Support to the Legislative Assembly		1,050	685	685
Office of the Auditor General		80	120	30
Office of the Ombudsman		—	20	—
Office of the Chief Electoral Officer		655	655	685
Office of the Information and Privacy Commissioner		50	50	—
Office of the Child and Youth Advocate		300	200	100

	Sub-Total	2,135	1,730	1,500
INVENTORY ACQUISITION
Support to the Legislative Assembly		110	45	106

Total		180,409	169,118	157,918

AMOUNTS NOT REQUIRED TO BE VOTED BY OFFICE
EXPENSES
Support to the Legislative Assembly		647	556	617
Office of the Auditor General		160	210	200
Office of the Ombudsman		9	10	11
Office of the Chief Electoral Officer		1,250	1,250	1,250
Office of the Ethics Commissioner		13	13	—
Office of the Child and Youth Advocate		190	25	176

	Sub-Total	2,269	2,064	2,254

Total		2,269	2,064	2,254

Offices of the Legislative Assembly	2

FULL-TIME EQUIVALENT EMPLOYMENT

	Comparable
	2023-24	2024-25
	Budget	Estimate
Support to the Legislative Assembly	396	403
Office of the Auditor General	150	150
Office of the Ombudsman	33	33
Office of the Chief Electoral Officer	43	46
Office of the Ethics Commissioner	5	5
Office of the Information and Privacy Commissioner	51	52
Office of the Child and Youth Advocate	78	81
Office of the Public Interest Commissioner	7	7

Total	763	777

3	Offices of the Legislative Assembly

Support to the Legislative Assembly

The Honourable Nathan Cooper

Speaker of the Legislative Assembly

Shannon Dean, K.C.

Clerk of the Legislative Assembly

The Legislative Assembly is the parliament of Alberta, consisting of members who are elected by the people of Alberta. Through the Assembly, provincial laws are debated and passed and money is provided to the government for the present and future good of the people of the province. In keeping with the time-honoured tradition of parliamentary self-government, the Lieutenant Governor gives assent to the laws.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
LEGISLATIVE ASSEMBLY	76,763	69,238	84,854

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide procedural, administrative and financial support to the Legislative Assembly of Alberta.

SERVICES PROVIDED

All services required for the operation of the Legislative Assembly including committees.

Legal, procedural and security services support for Members of the Legislative Assembly.

Publication of Alberta Hansard, the Order Papers, Votes and Proceedings and Bills.

Public information, public education and visitor programs.

Broadcast services to support Assembly and committee operations, to support Members of the Legislative Assembly and serve the general public.

Library service to the Legislature, public service and general public.

Inter-parliamentary activities.

Human resource services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Payment of communication expenses for Members of the Legislative Assembly.

Furniture, equipment, supplies procurement and leasing and property management services for Members’ constituency and caucus offices.

Information technology services for Members of the Legislative Assembly and staff of the Legislative Assembly Office, including caucus and constituency staff.

Development, enhancement and maintenance of broadcast and IT infrastructure independent of Government.

Communication services for the Legislative Assembly Office.

Processing and payment of indemnities, expense allowances, living travel expenses, and contributions for retirement investment plans to or on behalf of Members of the Legislative Assembly, as authorized by the Legislative Assembly Act.

Processing and payment of premiums for health and disability benefits for Members of the Legislative Assembly.

Support to the Legislative Assembly	5

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Legislative Assembly Office Administration	28,334	25,856	29,793
2	Members of the Legislative Assembly Administration	36,012	32,844	39,299
3	United Conservative Caucus	4,018	3,076	3,061
4	New Democratic Party Caucus	3,382	4,511	4,920
5	Other Caucuses	1,782	146	1,535
6	Planning and Development Initiatives	325	325	325
7	Special Funding Initiatives	1,500	1,500	1,700
8	Employee Market Adjustment Contingency	—	—	1,930
9	Election Preparation	250	250	—
10	Electoral Boundary Commission	—	—	1,500
CAPITAL INVESTMENT
1	Legislative Assembly Office Administration	650	285	285
6	Planning and Development Initiatives	400	400	400
INVENTORY ACQUISITION
1	Legislative Assembly Office Administration	110	45	106

Total		76,763	69,238	84,854

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	537	511	511
Consumption of Inventory	110	45	106

Total	647	556	617

6	Support to the Legislative Assembly

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
Premiums, Fees and Licences	3	—	3
Other Revenue	3	75	3

Total	6	75	6
EXPENSE
Support to the Legislative Assembly	76,250	69,064	84,680

Net Operating Result	(76,244)	(68,989)	(84,674)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Support to the Legislative Assembly	1,050	685	685

AMORTIZATION	(537)	(511)	(511)

Change in Capital Assets Total	513	174	174

CHANGE IN INVENTORY ASSETS
INVENTORY ACQUISITION
Support to the Legislative Assembly	110	45	106
CONSUMPTION	(110)	(45)	(106)

Change in Inventory Assets Total	—	—	—

Support to the Legislative Assembly	7

Office of the Auditor General

W. Doug Wylie

Auditor General

The estimate amounts of the Office of the Auditor General presented here appear as transmitted by the Chair of the Standing Committee on Legislative Offices.

The work of the Office of the Auditor General of Alberta improves performance and promotes accountability within government.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
AUDITOR GENERAL	29,620	29,365	29,620

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide independent assurance to the 87 Members of the Legislative Assembly of Alberta, and the people of Alberta, that public money is spent properly and provides value.

SERVICES PROVIDED

Under the Auditor General Act, the Auditor General is the legislated independent auditor of the Consolidated Financial Statements of the Province of Alberta, including all ministries, departments, and most provincial agencies, boards, commissions, and regulated funds. The audits conducted by the Office of the Auditor General report on how government is managing its responsibilities and the province’s resources.

Financial statement audits provide assurance on the financial statements of the province, regulated funds, agencies, boards and commissions, and reports on management’s financial reporting processes and controls, compliance with authorities and legislation. Independent auditor’s reports accompany the financial statements of each entity audited by the Office of the Auditor General and are included in the annual reports published by government. These reports provide the Auditor General’s opinion on whether management’s financial statements are presented fairly and in accordance with the appropriate accounting standards.

Through performance auditing, the Auditor General also examines the economy, efficiency and effectiveness of government programs and processes to provide assurance they are working as intended. The audits selected result from extensive planning, including input from stakeholders, and are based on significance, level of risk and relevancy to Albertans.

In addition, the Auditor General may also perform special duties as assigned by the Assembly, or Executive Council if those special duties do not conflict with or impair the performance of the Auditor General’s duties under the Auditor General Act.

Office of the Auditor General	9

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Office of the Auditor General	29,540	29,245	29,590
CAPITAL INVESTMENT
1	Office of the Auditor General	80	120	30

Total		29,620	29,365	29,620

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	160	210	200

Total	160	210	200

10	Office of the Auditor General

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Office of the Auditor General	29,700	29,455	29,790

Net Operating Result	(29,700)	(29,455)	(29,790)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Auditor General	80	120	30
AMORTIZATION	(160)	(210)	(200)

Change in Capital Assets Total	(80)	(90)	(170)

Office of the Auditor General	11

Office of the Ombudsman

Kevin Brezinski

Ombudsman

The Alberta Ombudsman serves Albertans by promoting fairness and accountability in the public sector, conducting impartial investigations, addressing systemic issues, making recommendations and providing education to all Albertans.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
OMBUDSMAN	4,480	4,299	4,574

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Alberta Ombudsman responds to complaints of unfair treatment by provincial government authorities, municipalities, the Patient Concerns Resolution Process of Alberta Health Services, health professions and other designated professional organizations. The Office conducts independent and impartial investigations into these complaints and, as warranted, provides recommendations to the respective authorities.

SERVICES PROVIDED

Investigates allegations of unfair administrative decisions, processes and treatment by authorities and organizations identified in the Ombudsman Act.

Provides an intake service to assist people to advance their complaint to the appropriate contact, department or other complaint mechanism within and outside the Ombudsman’s jurisdiction.

Offers education/training to assist Alberta government departments, agencies, boards, commissions, municipalities, designated professional organizations, the Patient Concerns Resolution Process of Alberta Health Services and Alberta municipalities in developing policy and procedures that enhance administrative fairness.

Offers public outreach services to increase and enhance awareness of the Ombudsman’s office.

Conducts “own motion” investigations where the Ombudsman, on his own initiative, investigates potential systemic administrative unfairness issues within his jurisdiction.

Investigates administrative matters in response to ministerial requests or referrals from a committee of the Legislative Assembly.

Office of the Ombudsman	13

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Office of the Ombudsman	4,480	4,279	4,574
CAPITAL INVESTMENT
1	Office of the Ombudsman	—	20	—

Total		4,480	4,299	4,574

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	9	10	11

Total	9	10	11

14	Office of the Ombudsman

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
Services charged to other Government Entities	439	451	425
EXPENSE
Office of the Ombudsman	4,489	4,289	4,585

Net Operating Result	(4,050)	(3,838)	(4,160)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Ombudsman	—	20	—
AMORTIZATION	(9)	(10)	(11)

Change in Capital Assets Total	(9)	10	(11)

Office of the Ombudsman	15

Office of the Chief Electoral Officer

Glen Resler

Chief Electoral Officer

The Office of the Chief Electoral Officer provides administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and the Referendum Act. The Chief Electoral Officer monitors and records the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

The Office administers the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and administers the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

The Office monitors and enforces campaign financing and third party advertising under the Local Authorities Election Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
CHIEF ELECTORAL OFFICER	42,397	39,744	11,150

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide administrative, logistic and financial support for the register of electors, general elections and by-elections, referendums and plebiscites in support of the Election Act, the Alberta Senate Election Act, and Referendum Act. To monitor and record the financial activities of registered parties, constituency associations, candidates, nomination contests, party leadership contests and third party advertisers to ensure compliance with the Election Finances and Contributions Disclosure Act.

To administer the petition process, recall vote and financial disclosure for recall of elected Members of the Legislative Assembly under the Recall Act and to administer the application, petition process and initiative vote as well as enforce financing rules under the Citizen Initiative Act.

To provide enforcement activities of regulated political entities.

SERVICES PROVIDED

Provides for the register of electors, elections, by-elections, referendums, and plebiscites and for communication and liaison with the executive of registered parties, constituency associations, leadership contestants, nomination contestants, candidates and their campaign officials, third party advertisers and the general public pertaining to the established policies and procedures of the relevant Acts.

The Recall Legislation will enable eligible Alberta electors to submit applications for petitions to recall elected officials; administer the petition process for recall of elected Members of the Legislative Assembly; conduct recall votes for successful petitions; and enforce petitioner financing rules. The Citizen Initiatives legislation will allow eligible Alberta electors to submit applications for a petition to introduce legislation or a policy proposal in the legislature, or to hold a constitutional referendum on a question; administer the application and petition process; conduct an initiative vote where a proposal is referred by the Legislative Assembly; and enforce financing rules.

Ensures compliance with, and enforcement of, certain obligations of entities regulated by the Election Act, Election Finances and Contributions Disclosure Act, Alberta Senate Election Act, Referendum Act, and Local Authorities Election Act.

Investigates complaints, levies administrative penalties, issues letters of reprimand, enters into compliance agreements, and recommend prosecutions.

Office of the Chief Electoral Officer	17

OFFICE SUPPLY VOTE BY PROGRAM

(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Corporate Services	5,734	5,545	6,209
2	Elections	32,792	31,311	2,955
3	Enumerations	2,320	1,337	557
4	Other Electoral Events	201	201	49
5	Compliance and Enforcement	695	695	695
CAPITAL INVESTMENT
1	Corporate Services	225	225	225
2	Elections	430	430	460

Total		42,397	39,744	11,150

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	1,250	1,250	1,250

Total	1,250	1,250	1,250

18	Office of the Chief Electoral Officer

STATEMENT OF OPERATIONS

(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Corporate Services	6,784	6,595	7,259
Elections	32,959	31,478	3,122
Enumerations	2,353	1,370	590
Other Electoral Events	201	201	49
Compliance and Enforcement	695	695	695

Total	42,992	40,339	11,715

Net Operating Result	(42,992)	(40,339)	(11,715)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Corporate Services	225	225	225
Elections	430	430	460

Total	655	655	685
AMORTIZATION	(1,250)	(1,250)	(1,250)

Change in Capital Assets Total	(595)	(595)	(565)

Office of the Chief Electoral Officer	19

Office of the Ethics Commissioner

Marguerite Trussler, K.C.

Ethics Commissioner

The estimate amounts of the Office of the Ethics Commissioner presented here appear as transmitted by the Chair of the Standing Committee on Legislative Offices.

The Office of the Ethics Commissioner is responsible for administering the Conflicts of Interest Act, the Lobbyists Act, and certain portions of the Public Service Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
ETHICS COMMISSIONER	1,000	996	1,021

SUPPLEMENTARY INFORMATION

OBJECTIVE

To provide Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff working in the Premier’s and Ministers’ Offices, with advice and recommendations regarding understanding their private interests in relation to their public responsibilities and to provide an impartial investigation of allegations of conflict of interest pertaining to those individuals.

To create and maintain a publicly accessible lobbyists registry and to investigate alleged breaches of the Lobbyists Act.

SERVICES PROVIDED

Obtains information from Members of the Legislative Assembly, Designated Office Holders, Designated Senior Officials, and certain staff in the Premier’s Office and Minister’s Offices regarding their income, assets, liabilities, and financial interests and prepares public disclosure statements for Members of the Legislative Assembly.

Investigates complaints received from the public or from an elected Member respecting an alleged breach of the Conflicts of Interest Act by a Member of the Legislative Assembly.

Maintains a publicly accessible lobbyists registry and provides advice and information to lobbyists and citizens on matters covered by the Lobbyists Act.

Conducts investigations into possible contraventions of the Lobbyists Act and may require payment of an administrative penalty.

Office of the Ethics Commissioner	21

OFFICE SUPPLY VOTE BY PROGRAM
(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Office of the Ethics Commissioner	1,000	996	1,021

Total		1,000	996	1,021

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	13	13	—

Total	13	13	—

22	Office of the Ethics Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Office of the Ethics Commissioner	1,013	1,009	1,021

Net Operating Result	(1,013)	(1,009)	(1,021)

CHANGE IN CAPITAL ASSETS
AMORTIZATION	(13)	(13)	—

Change in Capital Assets Total	(13)	(13)	—

Office of the Ethics Commissioner	23

Office of the Information and Privacy Commissioner

Diane McLeod

Information and Privacy Commissioner

The Office of the Information and Privacy Commissioner is responsible for overseeing the Freedom of Information and Protection of Privacy Act, the Health Information Act, and the Personal Information Protection Act.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
INFORMATION AND PRIVACY COMMISSIONER	8,534	8,299	8,714

SUPPLEMENTARY INFORMATION

VISION

A society that values and respects access to information and personal privacy.

OBJECTIVE

The Information and Privacy Commissioner of Alberta (the Commissioner) is an independent Officer of the Legislature and reports directly to the Legislative Assembly.

Through the Office of the Information and Privacy Commissioner (OIPC), the Commissioner performs the legislative and regulatory responsibilities set out in the following laws:

•	the Freedom of Information and Protection of Privacy Act (FOIP),

•	the Health Information Act (HIA), and

•	the Personal Information Protection Act (PIPA)

SERVICES PROVIDED

The Commissioner is generally responsible for monitoring the administration of these laws (the Acts) to ensure their purposes are achieved. More specifically, the Commissioner’s statutory powers and duties include, but are not limited to:

•

Providing independent review and resolution on requests for review of responses to access to information requests and complaints related to the collection, use and disclosure of personal and health information.

•	Conducting investigations on any matters relating to the application of the Acts, whether or not a review/complaint is requested.

•	Conducting inquiries to decide questions of fact and law and issuing binding orders, whether or not a review is requested.

•	Receiving comments from the public concerning the administration of the Acts.

•	Giving advice and recommendations of general application respecting the rights or obligations of stakeholders under the Acts.

•	Engaging in or commissioning research into any matter affecting the achievement of the purposes of the Acts.

•	Commenting on the implications for freedom of information or for protection of personal privacy of proposed legislative schemes and existing or proposed programs.

•	Commenting on the implications for access to or protection of health information.

•	Commenting on the privacy and security implications of using or disclosing personal and health information for record linkages or for the purpose of performing data matching.

Office of the Information and Privacy Commissioner	25

OFFICE SUPPLY VOTE BY PROGRAM
(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Office of the Information and Privacy Commissioner	8,484	8,249	8,714
CAPITAL INVESTMENT
1	Office of the Information and Privacy Commissioner	50	50	—

Total		8,534	8,299	8,714

26	Office of the Information and Privacy Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Office of the Information and Privacy Commissioner	8,484	8,249	8,714

Net Operating Result	(8,484)	(8,249)	(8,714)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Office of the Information and Privacy Commissioner	50	50	—

Change in Capital Assets Total	50	50	—

Office of the Information and Privacy Commissioner	27

Office of the Child and Youth Advocate

Terri Pelton

Child and Youth Advocate

The Office of the Child and Youth Advocate champions children’s rights, amplifies young people’s voices, and fosters youth participation.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
CHILD AND YOUTH ADVOCATE	16,205	15,790	16,545

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Office of the Child and Youth Advocate provides individual and systemic advocacy services for children and youth in the child intervention and youth justice systems. The Advocate investigates serious injuries and/or deaths of children receiving a designated service. In carrying out this function, the Advocate will have the powers of the Commissioner under the Public Inquiries Act. The Advocate may appoint lawyers to represent children and youth with respect to any proceeding under the Child, Youth and Family Enhancement Act and the Protection of Sexually Exploited Children Act.

SERVICES PROVIDED

1.	Advocating on behalf of individual children and youth receiving designated services by ensuring that their rights, interests, and viewpoints are acknowledged and acted upon.

2.	Providing quality legal representation to children and youth receiving services under the Child, Youth and Family Enhancement Act or the Protection of Sexually Exploited Children Act.

3.	Conducting investigations into serious injuries and/or deaths of children receiving designated services.

4.	Promoting the rights, interests and viewpoints of vulnerable children through participation in processes in which decisions are made about them, and through public education.

5.	Identifying areas of systemic improvements in government systems that will enhance services for vulnerable children and youth.

Office of the Child and Youth Advocate	29

OFFICE SUPPLY VOTE BY PROGRAM
(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Child and Youth Advocate’s Office	795	1,040	931
2	Advocacy Services	3,583	3,880	4,025
3	Legal Representation for Children and Youth	4,449	4,246	4,525
4	Investigations	2,435	2,347	2,438
5	Youth and Community Engagement	1,687	1,260	1,328
6	Strategic Support	2,956	2,817	3,198
CAPITAL INVESTMENT
1	Child and Youth Advocate’s Office	100	200	50
6	Strategic Support	200	—	50

Total		16,205	15,790	16,545

AMOUNTS NOT REQUIRED TO BE VOTED

The following amounts do not require a supply vote either because no cash disbursement is required, or because the Legislative Assembly has already provided the funding authority pursuant to a statute other than an appropriation act.

Expenses
OFFICE NON-CASH AMOUNTS
Amortization	140	89	111
Valuation Adjustments and Other Provisions	50	(64)	65

Total	190	25	176

30	Office of the Child and Youth Advocate

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Child and Youth Advocate’s Office	820	989	977
Advocacy Services	3,603	3,888	4,053
Legal Representation for Children and Youth	4,450	4,255	4,526
Investigations	2,445	2,355	2,450
Youth and Community Engagement	1,693	1,260	1,335
Strategic Support	3,084	2,868	3,280

Total	16,095	15,615	16,621

Net Operating Result	(16,095)	(15,615)	(16,621)

CHANGE IN CAPITAL ASSETS
INVESTMENT
Child and Youth Advocate’s Office	100	200	50
Strategic Support	200	—	50

Total	300	200	100
AMORTIZATION	(140)	(89)	(111)

Change in Capital Assets Total	160	111	(11)

Office of the Child and Youth Advocate	31

Office of the Public Interest Commissioner

Kevin Brezinski

Public Interest Commissioner

The Public Interest Commissioner’s office administers the Public Interest Disclosure (Whistleblower Protection) Act by driving accountability, integrity, and trust in the public sector by investigating wrongdoing and protecting whistleblowers.

AMOUNT TO BE VOTED
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
PUBLIC INTEREST COMMISSIONER	1,410	1,387	1,440

SUPPLEMENTARY INFORMATION

OBJECTIVE

The Public Interest Commissioner is an independent Officer of the Alberta Legislature responsible for investigating allegations of wrongdoing and reprisal in the public sector. Legislated by the Public Interest Disclosure (Whistleblower Protection) Act (the Act), our office serves as a resource for provincial public sector employees who believe wrongdoing is occurring in their organization. We work to foster a culture where whistleblowing is embraced and where employees and management share a common goal of detecting and remedying wrongdoing. An effective public service depends on the commitment of everyone working within it to maintain the highest possible standards of honesty, openness and accountability.

SERVICES PROVIDED

Facilitates the disclosure and investigation of significant and serious matters alleging wrongdoing in government departments, public entities, elected officials and offices of the Legislature.

Enforces the protection provisions of the Act for public sector employees who take steps in accordance with the Act. Manages, investigates and when warranted, makes recommendations respecting disclosures of wrongdoings and complaints of reprisals.

Promotes public confidence in the administration of the public service.

Office of the Public Interest Commissioner	33

OFFICE SUPPLY VOTE BY PROGRAM
(thousands of dollars)		Comparable
		2023-24	2023-24	2024-25
		Budget	Forecast	Estimate
OPERATING EXPENSE
1	Office of the Public Interest Commissioner	1,410	1,387	1,440

Total		1,410	1,387	1,440

34	Office of the Public Interest Commissioner

STATEMENT OF OPERATIONS
(thousands of dollars)	Comparable
	2023-24	2023-24	2024-25
	Budget	Forecast	Estimate
REVENUE
None	—	—	—
EXPENSE
Office of the Public Interest Commissioner	1,410	1,387	1,440

Net Operating Result	(1,410)	(1,387)	(1,440)

Office of the Public Interest Commissioner	35